SEVENTH AMENDMENT TO
                      DATA TRANSMISSION NETWORK CORPORATION
                            STOCK OPTION PLAN OF 1989


                                    PREAMBLE

         Data Transmission Network Corporation, a Delaware corporation (the "Company") adopted the Data Transmission Network Corporation Stock Option Plan of 1989 (the "Plan") effective as of February 15, 1989. The Plan was previously amended by a First Amendment effective as of January 15, 1990, a Second Amendment effective as of January 2, 1991, a Third Amendment effective as of May 1, 1991, a Fourth Amendment effective as of January 3, 1994, a Fifth Amendment effective as of January 4, 1995, and a Sixth Amendment effective as of February 29, 1996. Section 1 of Article III of the Plan permits the Board of Directors of the Company or any authorized committee of the Board of Directors to amend the Plan from time to time without shareholder approval being required under certain circumstances. Except as modified by or specifically defined in this Seventh Amendment, capitalized terms used in this Seventh Amendment shall have the meanings given to such terms in the Plan.

                                    AMENDMENT

         The Plan is hereby amended, effective as of March 3, 1997, as follows:

         1. That portion of Section 3 of Article II of the Plan preceding Subsection (a) thereof shall be amended in its entirety to read as follows:

                  "Awards and Conditions of Options. An Option for 4,500 Shares shall be awarded to each Non-Employee Director each time such person is elected or re-elected a Director of the Company at a meeting of the shareholders of the Company and upon such person being appointed a Director of the Company to fill a vacancy on the Board of Directors of the Company. The Options to be awarded shall be subject to the following terms and conditions:".

          2. Except as specifically amended by this Seventh Amendment, the Plan, as previously amended, shall remain in full force and effect and is hereby ratified and confirmed.

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